EXHIBIT 99.1

                                MERGER AGREEMENT

      THIS MERGER AGREEMENT (the "AGREEMENT") is effective as of February 11, 2003, by and among MEDIABUS NETWORKS, INC., a Florida corporation (the "PARENT"), PRESIDION ACQUISITION SUB, INC., a Florida corporation (the "MERGER SUB"), PRESIDION SOLUTIONS, INC., a Florida Corporation (the "COMPANY"), the shareholders of the Company listed on Schedule A attached hereto (the "SHAREHOLDERS"), and KENNETH O. LIPSCOMB ("LIPSCOMB").


                                    RECITALS:

      A. The Shareholders own all of the outstanding capital stock of the Company. The authorized capital stock of the Company consists of One Hundred Thousand (100,000) shares of common stock, par value $0.01 per share (the "COMPANY COMMON STOCK"), of which there are One Thousand Seventy Five (1,075) shares issued and outstanding (the "COMPANY SHARES").

      B. The Parent owns all of the outstanding capital stock of the Merger Sub. The authorized capital stock of the Merger Sub consists of One Thousand (1,000) shares of common stock, par value $0.01 per share (the "MERGER SUB COMMON STOCK"). One Hundred (100) shares of the Merger Sub Common Stock are issued and outstanding.

      C. Upon the terms and subject to the conditions set forth in this Agreement, the parties hereto desire to merge the Merger Sub with and into the Company (the "MERGER") with the Company surviving. In consideration therefore, the Parent, deriving a material benefit from the Merger, shall issue to the Shareholders the Merger Consideration as described in Section 1.2 below.


                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual covenants and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby adopt the Merger and agree as follows:

      1.   THE MERGER AND RELATED TRANSACTIONS.

           1.1. MERGER. In accordance with the provisions of this Agreement, the Florida Business Corporation Act ("FBCA"), and other applicable law, on the Closing Date (as hereinafter defined), the Merger Sub shall be merged with and into the Company, which shall be the surviving corporation (hereinafter sometimes referred to as the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of the State of Florida as a wholly-owned subsidiary of Parent. As of the Closing (as hereinafter defined), the separate existence of the Merger Sub shall cease. On the Closing Date and by virtue of the Merger and without any action on the part of the Shareholders, all of the Company Shares shall be automatically canceled and shall entitle the
Shareholders  to receive  the  Merger  Consideration  set forth in  Section  1.2 hereof.

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           1.2. MERGER CONSIDERATION AND PAYMENT.

                1.2.1. MERGER CONSIDERATION. The merger consideration (the "MERGER CONSIDERATION") shall be equal to a total of Eighty Four Million Seven Hundred Forty-Nine Thousand Nine Hundred Eighty (84,749,980) newly-issued shares (the "MERGER SHARES") of common stock, par value $0.0000303 per share, of the Parent (the "PARENT COMMON STOCK").

           1.3. MANNER OF PAYMENT. The Merger Consideration shall be payable at Closing.

           1.4. MERCATOR BRIDGE LOAN. Subject to the Closing and the execution of documents satisfactory to Mercator Group, LLC, or an investment vehicle associated with Mercator Group, LLC ("MERCATOR"), Mercator shall arrange for a bridge loan facility (the "BRIDGE LOAN") in the amount of Two Million Dollars ($2,000,000) to become available to the Parent and the Surviving Corporation immediately upon verification that the Articles of Merger (Exhibit B) have been filed with the State of Florida.. The Bridge Loan shall be executed by both the Parent and the Surviving Corporation at the time this Agreement is executed.

           1.5. CLOSING. The parties to this Agreement shall file Articles of Merger (as defined below) pursuant to FBCA, cause the Merger to become effective and consummate the other transactions contemplated by this Agreement (the "CLOSING") no later than February 28, 2003. The date of the Closing is referred to herein as the "CLOSING DATE." The Closing shall take place at the offices of counsel to the Company, or at such other place as may be mutually agreed upon by the parties hereto. At the Closing, (i) the Shareholders shall deliver to Merger Sub the original stock certificates representing the Company Shares, together with stock powers duly executed in blank; and (ii) the Parent shall deliver to the Shareholders stock certificates representing the Merger Shares.

      Immediately after the Closing, the equity capitalization of the Parent shall be as follows:

        SHAREHOLDERS                            COMMON STOCK     PERCENTAGE
        ------------------------------------    ------------     ----------
        Company Shareholders                     84,749,980          87.50%
        Parent Shareholders (Existing Prior
        To Merger)                               12,107,140          12.50%
        TOTAL COMMON STOCK                       96,857,120         100.00%

           1.6. PLAN OF MERGER; ARTICLES OF MERGER. The parties to this Agreement shall cause the Company and the Merger Sub to enter into a plan of merger on the date hereof, a copy of which is attached hereto as EXHIBIT "A" (the "PLAN OF MERGER"), and, at the Closing, to execute the Articles of Merger in the form attached hereof as EXHIBIT "B" (the "ARTICLES OF MERGER"). The Articles of Merger shall be filed with the Secretary of State of Florida on the Closing Date in accordance with the FBCA.

           1.7. APPROVAL OF MERGER. On or before the Closing Date, the Boards of Directors of the Parent, the Merger Sub and the Company shall have approved this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby, and the Parent shall have approved the same as the sole shareholder of the Merger Sub.

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      2.   ADDITIONAL AGREEMENTS.

           2.1. ACCESS AND INSPECTION, ETC. Each of the Parent and the Merger Sub has allowed and shall allow the Company and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Parent and the Merger Sub for the purpose of making such investigations as the Company may reasonably request in connection with the transactions contemplated hereby (including, if requested, the taking of a physical inventory), and shall cause the Parent and the Merger Sub to furnish the Company such information concerning its affairs as the Company may reasonably request. The Parent and the Merger Sub have caused and shall cause the personnel of the Parent and the Merger Sub to assist the Company in making such investigation and shall use its best efforts to cause the counsel, accountants, engineers and other non-employee representatives of the Parent and the Merger Sub to be reasonably available to the Company for such purposes. The Parent and the Merger Sub shall comply with all of their obligations under this Agreement.

           2.2. CONFIDENTIAL TREATMENT OF INFORMATION. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement (including the Exhibits and Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process. In the event this Agreement is terminated, each party shall promptly return to the other(s) any statements, documents, schedules, exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

           2.3. PUBLIC ANNOUNCEMENTS. Prior to the Closing, none of the parties hereto shall make any press release, statement to employees or other disclosure of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except as may be required by law. None of the parties hereto shall make any such disclosure unless the Company shall have received prior notice of the contemplated disclosure and has had adequate time and opportunity to comment on such disclosure, which shall be satisfactory in form and content to the Company and its counsel. Such approval shall not be unreasonably withheld.

           2.4. SECURITIES LAW COMPLIANCE. The issuance of the Merger Shares to the Shareholders hereunder shall not be registered under the Securities Act by reason of the exemption provided by Section 4(2) thereof, and such securities may not be further transferred unless such transfer is registered under applicable securities laws or, in the opinion of the Parent's counsel, such transfer complies with an exemption from such registration. All certificates evidencing the Merger Shares to be issued to the Shareholders shall contain a legend reflecting the foregoing restriction.

           2.5. BEST EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

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           2.6. FURTHER ASSURANCES.  The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Company Common Stock, and to issue the Merger Shares, and to consummate the transactions contemplated by this Agreement.

           2.7. CERTAIN TAX MATTERS.

                (a) The Parent, the Merger Sub, the Company, Lipscomb and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, the Parent and the Merger Sub agree
(i) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Company, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and
(ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company, the Parent or the Merger Sub as the case may be, shall allow the other party to take possession of such books and records.

                (b) The Parent, the Company, the Merger Sub, Lipscomb and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

           2.8. RELEASE BY LIPSCOMB. Lipscomb hereby releases, remises, acquits, satisfies, and forever discharges the Parent and each of its affiliates, subsidiaries, directors, shareholders, members, managing members, officers, employees, attorneys, agents, successors and assigns (collectively, the "RELEASED PARTIES") from any and all manner of actions, causes of action, suits, counterclaims, debts, dues, sums of money, accounts, covenants, contracts, agreements, controversies, promises, costs, expenses, variances, trespasses, damages, conversions, judgments, executions, claims, defenses, rights, liabilities, and demands whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, fixed or contingent, as well as any security interest, lien or other interest in or encumbering any of the properties of any Released Parties, (regardless of whether any such interest has been filed or recorded with any state or federal governmental body) which Lipscomb ever had, now has, or hereinafter can, shall or may have against any Released Parties or any of their affiliates, subsidiaries, directors, shareholders, members, managing members, officers, employees, attorneys, agents, successors and assigns from the beginning of time to the date of this Agreement.

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

      3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE PARENT, THE MERGER SUB AND LIPSCOMB.

      To induce the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Parent, the Merger Sub and Lipscomb, jointly and severally, represents and warrants to and covenants with the Company and the Shareholders as follows:

           3.1. ORGANIZATION; COMPLIANCE. Each of the Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Florida. Each of the Parent and the Merger Sub is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Parent or the Merger Sub. SCHEDULE 3.1 lists all locations where the Parent or the Merger Sub have an office or place of business and the nature of the ownership interest in such property (fee, lease, or other).

           3.2. CAPITALIZATION AND RELATED MATTERS.

                (a) The Parent has an authorized capital consisting of Four Hundred Million (400,000,000) shares of common stock, par value $0.0000303 per share, of which Twelve Million One Hundred Seven Thousand One Hundred Forty (12,107,140) shares of common stock are issued and outstanding at the date hereof, and Fifty Million (50,000,000) shares of preferred stock, par value $0.001 per share, none of which have been issued. All outstanding shares of the Parent's Common Stock are duly and validly issued, fully paid and nonassessable. No shares of Parent's Common Stock (i) were issued in violation of the preemptive rights of any shareholder, (ii) were issued in violation of the Securities Act or the "Blue Sky" laws, or (iii) are held as treasury stock.

                (b) There are no outstanding securities convertible into capital stock of the Parent nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock. The Parent: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

                (c) The Merger Shares will be, when issued, duly and validly authorized and fully paid and non-assessable, and will be issued to the Shareholders as applicable, free of all encumbrances, claims and liens whatsoever.

           3.3. SUBSIDIARIES. Except for the Merger Sub, the Parent owns (a) no shares of capital stock of any other corporation, including any joint stock company, and (b) no other proprietary interest in any company, partnership, trust or other entity, including any limited liability company. The Parent owns all of the outstanding shares of capital stock of the Merger Sub. There are no outstanding securities convertible into capital stock of the Merger Sub nor any

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rights to subscribe  for or to purchase,  or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to such capital stock or securities convertible into such capital stock.

           3.4. EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

                (a) This Agreement is a valid and binding agreement of the Parent and the Merger Sub, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies. The Parent and the Merger Sub have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the documents to be delivered by it in connection with the Closing and to perform its obligations under this Agreement.

                (b) The execution and delivery of this Agreement by the Parent and the Merger Sub does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the articles of incorporation or bylaws of the Parent or the Merger Sub, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Parent or the Merger Sub is a party, pursuant to which the Parent or the Merger Sub otherwise receives benefits, or to which any of the properties of the Parent or the Merger Sub is subject, or violate any judgment, order, decree, statute or regulation applicable to the Parent or the Merger Sub or by which any of them may be subject.

           3.5. CORPORATE RECORDS. The statutory records, including the stock register and minute books of the Parent and the Merger Sub, fully reflect all issuances, transfers and redemptions of its capital stock, currently show and will correctly show the total number of shares of its capital stock issued and outstanding on the Closing Date, the articles of incorporation or other organizational documents and all amendments thereto, the bylaws as amended and currently in force. To the knowledge of the Parent and the Merger Sub, the books of account, minute books, stock record, books, and other records of the Parent and the Merger Sub, all of which have been made available to the Company, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Parent and the Merger Sub contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Boards of Directors of the Parent and the Merger Sub, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Parent and the Merger Sub.

           3.6. FINANCIAL STATEMENTS.

                (a) The Parent has delivered to the Company (i) year-end audited financial statements of the Parent for the fiscal year ended June 30, 2002, and
(ii) an unaudited balance sheet of the Parent as of December 31, 2002, (the "BALANCE SHEET") and the related statements of income, shareholders' equity and

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cash flows of the Parent as of December 31, 2002 (the "BALANCE SHEET DATE"). All
the foregoing financial statements, and any financial statements delivered pursuant to Section 3.6(c) below, are referred to herein collectively as the "PARENT FINANCIAL STATEMENTS."

                (b) The Parent Financial Statements have been and will be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") throughout the periods involved, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes applied on a consistent basis, and fairly reflect and will reflect in all material respects the financial condition of the Parent as at the dates thereof and the results of the operations of the Parent for the periods then ended, and are true and complete and are consistent with the books and records of the Parent.

                (c) Until Closing, the Parent shall furnish the Company unaudited interim financial statements of the Parent for each month subsequent to the Balance Sheet Date, as soon as practicable but in any event within thirty
(30) days after the close of any such month.

           3.7. LIABILITIES. The Parent has no debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the Balance Sheet, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since the Balance Sheet Date, none of which have had or will have a material adverse effect on the financial condition of the Parent. The Merger Sub has had no operations whatsoever since its formation and has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise.

           3.8. ABSENCE OF CHANGES. Except as described in SCHEDULE 3.8, from the Balance Sheet Date to the date of this Agreement:

                (a) there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Parent or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Parent; and

                (b) there has not been any: (i) change in the Parent's authorized or issued capital stock, retirement, or other acquisition by the Parent of any shares of any such capital stock; (ii) a declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock; (iii) amendment to the Articles of Incorporation or Bylaws of the Parent;
(iv) increase by the Parent of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar agreement with any director, officer, or employee; (v) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Parent; (vi) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Parent or mortgage, pledge, or imposition of any lien or other

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encumbrance on any material asset or property of the Parent;  (vii) cancellation or waiver of any claims or rights with a value to the Parent in excess of $10,000; (viii) material change in the accounting methods used by the Parent; or
(ix) agreement, whether oral or written, by the Parent to do any of the foregoing.

                3.9. TITLE TO PROPERTIES. The Parent has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all encumbrances, liens or charges of any kind or character.

                3.10. COMPLIANCE WITH LAW. The business and activities of the Parent has at all times been conducted in accordance with its Articles of Incorporation and Bylaws and any applicable law, regulation, ordinance, order, License (as defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on the Parent.

                3.11. TAXES. The Parent has duly filed all federal, state, and material local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Parent have been paid to the extent that such taxes have become due, except for the years 2000 and 2001. The Parent has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Parent for the extension of time for the assessment of any taxes. There are not now any examinations of the income tax returns of the Parent pending, or any proposed deficiencies or assessments against the Parent of additional taxes of any kind.

                3.12. REAL PROPERTIES. The Parent does not have an interest in any real property, except for the Leases (as defined below).

                3.13. LEASES OF REAL PROPERTY. All leases pursuant to which the Parent is a lessee of any real property (the "LEASES") are listed in SCHEDULE
3.13 and are valid and enforceable in accordance with their terms. There is not under any of such Leases any material default or any claimed material default by the Parent or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Parent and in respect to which the Parent has not taken adequate steps to prevent a default on its part from occurring. The copies of the Leases heretofore furnished to the Company are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Parent is lawfully in possession of all real properties of which they are a lessee (the "LEASED PROPERTIES").

                3.14. CONTINGENCIES. There are no actions, suits, claims or proceedings pending, or to the knowledge of the Parent threatened against, by or affecting, the Parent in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Parent or which could materially and adversely affect the right or ability of the Parent to consummate

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the transactions  contemplated  hereby. To the knowledge of the Parent, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against the Parent. There are no unsatisfied judgments against the Parent and no consent decrees or similar agreements to which the Parent is subject and which could have a material adverse effect on the Parent.

                3.15. MATERIAL CONTRACTS. SCHEDULE 3.15 contains a complete list of all contracts of the Parent which involve consideration in excess of the equivalent of $10,000 or have a term of one year or more (the "MATERIAL CONTRACTS"). The Parent has delivered to the Company a true, correct and complete copy of each of the written contracts, and a summary of each oral contract, listed on SCHEDULE 3.15. Except as disclosed in SCHEDULE 3.15: (a) the Parent has performed all material obligations to be performed by it under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Parent or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by the Parent to exist.

                3.16. INSURANCE. SCHEDULE 3.16 contains a complete list of all policies of insurance presently maintained by the Parent all of which are, and will be maintained through the Closing Date, in full force and effect; and all premiums due thereon have been paid and the Company has not received any notice of cancellation with respect thereto. The Parent has heretofore delivered to the Company or its representatives a true, correct and complete copy of each such insurance policy.

                3.17. EMPLOYEE BENEFIT MATTERS. Except as disclosed in SCHEDULE 3.17, the Parent does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any practice, agreement or understanding. Except as disclosed in SCHEDULE 3.17, the Parent does not have any employees and does not owe any former employee any compensation or other amounts.

                3.18. POSSESSION OF FRANCHISES, LICENSES, ETC. The Parent: (a) possess all material franchises, certificates, licenses, permits and other authorizations (collectively, the "LICENSES") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

                3.19. REPORTS. Except as set forth on SCHEDULE 3.19, the Parent has filed all required forms, reports, and documents with the Securities and Exchange Commission (the "SEC REPORTS"), all of which, when filed, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. None of the SEC Reports, when made, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein as to not render the SEC Reports misleading. Each of the balance sheets (including related notes) included in the SEC Reports fairly presents the consolidated financial position of the Parent as of the respective dates thereof, and the other related statements (including the changes in consolidated financial position of the Parent for the respective periods indicated therein), except, in the case of interim financial statements, for the year-end audit adjustments, consisting only of a normal recurring accruals which individually and in the aggregate are not material. Each of the financial statements (including the related notes) included in the SEC Reports has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein.

                3.20. FULL DISCLOSURE. No representation or warranty of the Parent contained in this Agreement, and none of the statements or information concerning the Parent contained in this Agreement and the Schedules, contains or will contain as of the date hereof and as of the Closing Date any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                3.21. BUSINESS PRACTICES. Except as disclosed in SCHEDULE 3.21, the Parent has not, at any time, directly, or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. The Parent's books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of the Parent's products, purchases, sales and other transactions.

                3.22. SHAREHOLDER MATTERS. Except as disclosed in SCHEDULE 3.22, none of the matters set forth in the Agreement require the approval of the Parent's shareholders.

                3.23. NO BROKERS. None of the Parent, the Merger Sub or Lipscomb
has, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed a broker, finder, or agent, or (b) agreed to pay or incurred any obligations to pay any broker's or finder's fee, commission or any similar form of compensation.

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      To induce the Parent, the Merger Sub and Lipscomb to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to and covenants with the Parent, the Merger Sub and Lipscomb as follows:

           4.1. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and the Company is duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes

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

such license or qualification necessary, except where such failure would not result in a material adverse effect on the Company.

           4.2. CAPITALIZATION AND RELATED MATTERS.

                (a) The Company has authorized capital stock consisting of One Hundred Thousand (100,000) shares of common stock, par value $0.01 per share, of the Company, of which one Thousand Seventy Five (1,075) shares were issued and outstanding as of the date hereof.

                (b) Except as disclosed on SCHEDULE 4.2(B), the Company does not have outstanding any securities convertible into capital stock, nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock.

                (c) The Shareholders are, and will be at Closing, the record and beneficial owners of One Thousand Seventy Five (1,075) shares of Company Common Stock, free and clear of all claims, liens, options, agreements, restrictions, and encumbrances whatsoever and the Company and the Company's Shareholders are not party to any agreement, understanding or arrangement, direct or indirect, relating to the Company Common Stock, including, without limitation, agreements, understandings or arrangements regarding voting or sale of such stock.

                (d) The Company represents that it is not in default and has not received any notice of default from Robert A. Gaines and the Robert A. Gaines Trust (collectively "Gaines") and Amfinity Capital LLC and Kenneth And Diane Hendricks (collectively "Amfinity" under the terms of any of the Company's obligations thereto. The Company will provide evidence of negotiations and the results thereof pertaining to any and all amendments made or presented in reference to any of said obligations which are attached hereto as Schedule 4.2(d).

           4.3. NO BROKERS. The Company has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed a broker, finder, or agent, or (b) agreed to pay or incurred any obligations to pay any broker's or finder's fee, commission or any similar form of compensation.

           4.4. EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

                (a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by the Company and this Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

                (b) Except as set forth  below,  the  execution  and delivery of this Agreement by the Company, does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which the Company or any of its subsidiaries is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound. A third party has claimed that the Company owes the third party a $250,000 fee for terminating a memorandum of understanding under which the Company was to merge with the third party. The Company does not believe that the termination of that memorandum of understanding constituted a breach or that the Company is obligated to pay the third party the foregoing fee.

      5. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

      The obligation of each of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of the parties hereto:

           5.1. This Agreement (including, without limitation, the plan of merger contained herein), the Merger and the issuance of the Merger Shares having been approved by the boards of directors of the Parent, the Merger Sub and the Company, as well as by requisite vote of the shareholders of the Merger Sub and the Company.

           5.2. At the Closing, the Surviving Corporation shall enter into a five (5) year employment agreement with each of the employees set forth on
SCHEDULE 5.2 in the form attached hereto as EXHIBIT "C", each containing such specific terms as agreed upon between the Surviving Corporation and the applicable key employee.

           5.3. The parties hereto acknowledge and agree that each party shall have the right to conduct a legal and financial audit of the Company, the Parent and the Merger Sub prior to Closing, and the Closing shall be subject to such due diligence being satisfactory to each party in its sole discretion.

           5.4. Except for a claim for a termination fee of $250,000 referred to in Section 4.4(b), no action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving Parent, the Merger Sub, Lipscomb, the Shareholders or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Shareholders, the Company, the Parent, the Merger Sub or Lipscomb.

           5.5. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof.

      6. CONDITIONS TO OBLIGATIONS OF THE PARENT, THE MERGER SUB AND LIPSCOMB.

      All obligations of the Parent, the Merger Sub and Lipscomb to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Parent, the Merger Sub and Lipscomb:

           6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Company or the Shareholders in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

           6.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. The Shareholders and Company shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by the Shareholders and/or the Company prior to or on the Closing Date.

           6.3. ABSENCE OF MATERIAL ADVERSE CHANGES. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

           6.4. OFFICER'S CERTIFICATE. The Company shall have executed and delivered, or caused to be executed and delivered, to the Parent one or more certificates, dated the Closing Date, certifying in such detail as the Parent may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 6.1 through 6.3 above, as same may be applicable to such party.

      7. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS.

      All of the obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Company and the Shareholders:

           7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Parent, the Merger Sub or Lipscomb in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

           7.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. The Parent, the Merger Sub and Lipscomb shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by the Parent, the Merger Sub and/or Lipscomb prior to or on the Closing Date.

           7.3. ABSENCE OF MATERIAL ADVERSE CHANGES. No material adverse change in the business, assets, financial condition, or prospects of the Parent, taken as a whole, shall have occurred, no substantial part of the assets of the Parent, taken as a whole, shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had, or will have a material adverse effect on the business, assets, financial condition or prospects of the Parent, taken as a whole.

           7.4. OFFICER'S CERTIFICATE. The Parent shall have delivered to the Company and the Shareholders a certificate, executed by an executive officer and dated the Closing Date, certifying to the fulfillment and satisfaction of the conditions specified in Sections 7.1 through 7.3 above, as same may be applicable to such party.

      8. TERMINATION OF EXISTING AGREEMENT(S) AND FURTHER SOLICITATION.

           8.1. The Company shall provide documentation and proof satisfactory to the Parent of termination of any and all existing or contemplated merger between the Company and any third party.

           8.2. The Parent and the Merger Sub shall terminate any discussions with third parties relating to a contemplated merger by the Parent or the Merger Sub with any third parties.

           8.3. For a period of ninety (90) days from the execution of this Agreement or upon Termination or Closing neither the Company, the Parent nor the Merger Sub nor any of their respective employees, officers, directors, stockholders, partners, affiliates, associates, advisors, agents or representatives, will directly or indirectly discuss or negotiate with, provide any non-public information to, or solicit, initiate or deliberately encourage any proposals or inquiries from, any individual, sole proprietorship, group, joint venture, partnership, corporation, association, cooperative, trust, estate or other entity of any nature relating to any transaction involving the sale of their business or assets or any capital stock, or any merger, consolidation or similar transaction, including, without limitation (a "COMPETING TRANSACTION"). Notwithstanding anything to the contrary, this paragraph shall not in any way prohibit the Company, nor any of their respective employees, officers, directors, stockholders, partners, affiliates, associates, advisors, agents or representatives, from soliciting or contacting third parties to discuss, inquire and/or provide information regarding a transaction involving the acquisition of another privately owned entity or its assets that presently operates a

Professional Employer Organization, or related business, however, the Company shall be prohibited from contemplating any transaction involving the merger of the Company into or with a public entity.

           8.4. The Company shall notify the Parent promptly if any proposal regarding a Competing Transaction (or any inquiry or contact with any person or entity with respect thereto) is made and shall advise Parent of the contents thereof (and, if in written form, provide Parent with copies thereof). In addition, the Company will immediately terminate all discussions, negotiations or agreements now pending with respect to a Competing Transaction.

      9.   POST-CLOSING AGREEMENTS.

           9.1. PUBLIC RELATIONS FIRM. Within sixty (60) after Closing, the Surviving Corporation shall retain a public relations firm to promote the Surviving Corporation and its business.

           9.2. RESTRICTION ON STOCK SPLITS. Commencing on the Closing Date and for a period of two (2) years thereafter, the Surviving Corporation shall not effect a reverse split of its outstanding capital stock in excess of a one for two (1:2) reverse split unless such reverse split is: (i) required by the underwriters in a registered public offering of the Parent's capital stock; or
(ii) required to obtain approval for quotation of the Parent's common stock on a listed exchange (i.e., NASDAQ Small Cap., NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange) ("LISTED EXCHANGE").

           9.3. CONTINUED INFORMATION REQUIREMENTS. The Parent has filed all documents (the "SEC FILINGS") with the U.S. Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the Securities and Exchange Act of 1934 (the "EXCHANGE ACT"), and the Parent shall continue to timely file all documents required by the Exchange Act whether relating to this Agreement and the transactions contemplated hereby or otherwise. Such documents do not contain and shall not, contain any untrue statement of material fact and do not omit to state a material fact required to be stated therein and are not otherwise misleading. The Parent shall further file all Standard & Poor's and/or Moody's listing requirements for a period of at least three (3) years after the Closing, so as to permit eligible, unrestricted stock to be traded on a public stock market or exchange.

           9.4. LISTING APPLICATION. Immediately after Closing, the Parent shall apply for a listing on a Listed Exchange.

           9.5. COMPOSITION OF BOARD OF DIRECTORS. Immediately following the Closing, the Board or Directors of the Parent shall be increased to five (5) members. The parties hereto agree that no more than three of the Board members after the Closing shall be designees of the Company or the Shareholders, and that the remaining two directors shall be "independent directors," as such term is defined in the rules and regulations of The Nasdaq Stock Market.

      10.  INDEMNITY.

           10.1. INDEMNIFICATION BY COMPANY. The Company (hereinafter, collectively, called the "COMPANY INDEMNITOR") shall defend, indemnify and hold harmless the Parent and its direct and indirect parent corporations, subsidiaries, and affiliates, their officers, directors, employees and agents (hereinafter, collectively, called "PARENT INDEMNITEES") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "PARENT LOSSES"), suffered or incurred by any Parent Indemnitee by reason of, or arising out of:

                (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of the Company contained in this Agreement or in any certificate, schedule, instrument or document delivered to the Parent by or on behalf of the Company pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

                (b) any liabilities of the Parent of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, arising from the ownership or operation of the Company after Closing, but only so long as such liability is not the result of an act or omission of the Company occurring prior to the Closing. Parent Losses and Shareholder Losses are sometimes collectively referred to as "INDEMNIFIABLE LOSSES."

           10.2. INDEMNIFICATION BY THE PARENT AND LIPSCOMB. The Parent and Lipscomb (hereinafter called the "PARENT INDEMNITOR") shall jointly and severally defend, indemnify and hold harmless the Company and its direct and indirect parent corporations, subsidiaries, and affiliates, their officers, directors, shareholders, employees and agents (hereinafter called "COMPANY INDEMNITEE") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "COMPANY LOSSES"), suffered or incurred by any Company Indemnitee by reason of or arising out of:

                (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of the Parent, the Merger Sub or Lipscomb contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Company by or on behalf of the Parent, the Merger Sub or Lipscomb pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

                (b) any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the Balance Sheet Date, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in the Balance Sheet; or (ii) arising or occurring between the Balance Sheet Date and the Closing Date, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Parent.

           10.3. DEFENSE OF CLAIMS.

                (a) Each party seeking indemnification hereunder (an "INDEMNITEE"): (i) shall provide the other party or parties (the "INDEMNITOR") written notice of any claim or action by a third party arising after the Closing Date for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to

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

Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action.

                (b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen
(15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

                (c) If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

           10.4. WAIVER. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

      11.  LIQUIDATED DAMAGES.

           11.1. THE COMPANY'S LIQUIDATED DAMAGES. In the event the conditions to Closing, as provided in Sections 5 and 7 are satisfied, but nonetheless, the Parent terminates this Agreement prior to February 28, 2003, the Company shall be entitled to receive, as liquidated damages, the sum of Two Hundred Fifty Thousand (U.S.) Dollars ($250,000).

           11.2. THE PARENT'S LIQUIDATED DAMAGES. In the event the conditions to Closing, as provided in Section 5 and 6 are satisfied, AND (i) the Company terminates this Agreement prior to February 28, 2003; or (ii) the Company commits any act in derogation of the exclusivity provided by the Company to the Parent; or (iii) the Company fails to assist the Parent to procure any information or documentation for the Parent to satisfy its due diligence inquiry, as contemplated herein, then the Company shall pay to the Parent, as liquidated damages, the sum of Two Hundred Fifty Thousand Dollars ($250,000). Should the Parent elect not to proceed towards a Closing because of a material adverse change in the Company, the Company shall pay to the Parent, as liquidated damages, the sum of One Hundred Twenty Five Thousand (U.S.) Dollars ($125,000).

           11.3. LIQUIDATED DAMAGES REASONABLE. The parties hereto hereby agree that it would be impracticable and extremely difficult to ascertain the actual damages suffered by the Company or the Parent as a result of the other's termination without cause of this Agreement, and that under the circumstances existing as of the date of this Agreement, the liquidated damages provided for in this section represent a reasonable estimate of the damages which the Company or the Parent would incur as a result of such breach. The parties hereto hereby acknowledge that the payment of such liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to the Company or the Parent, as applicable.

       12. MISCELLANEOUS.

           12.1. NOTICES.

                (a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of two (2) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

       (i)   If to Company:                 Presidion Solutions, Inc.
                                            753 West Big Beaver, Suite 1700
                                            Troy, Michigan  48084
                                            Attn: James E. Baiers, Esq.

             With a copy to:                Kirkpatrick & Lockhart LLP
                                            201 South Biscayne Blvd.
                                            Suite 2000, Miami Center
                                            Miami, Florida 33131
                                            Attn: Clayton E. Parker, Esq.

       (ii)  If to the Parent, Merger Sub   Mediabus Networks, Inc.
             or Lipscomb:                   2900 Delk Road
                                            Suite 700
                                            PMB 113
                                            Marietta, Georgia  30067
                                            Attn: Kenneth O. Lipscomb

                (b) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

           12.2. SURVIVAL. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

           12.3. COUNTERPARTS; INTERPRETATION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Exhibits and Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement, "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular section or paragraph. References to "INCLUDING" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

           12.4. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rules of the American Arbitration Association in effect at the time of the Arbitration, except as they may be modified herein or by mutual agreement of the parties to the arbitration. In connection with such arbitration, each party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure. The seat of the arbitration shall be in Miami, Florida. Each party hereto waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper. The arbitral award shall be in writing and shall be final and binding on each of the parties to this Agreement. The arbitral award may include an award of costs, including, without limitation, reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties to the arbitration or their assets. Each of the parties hereto acknowledges and agrees that by agreeing to this provision each of the parties hereto is waiving any right that such party may have to a jury trial with respect tot eh resolution of any dispute under this Agreement or the transactions contemplated hereby.

           12.5. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors.

           12.6. PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

           12.7. WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

           12.8. HEADINGS. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

           12.9. GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

           12.10. ACCEPTANCE BY FAX. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

           12.11. EXPENSES. Each party hereto shall be responsible for its own costs and expenses (including, without limitation, legal and accounting fees) incurred by it in connection with the negotiation, preparation and execution of this Agreement.

           12.12. OPPORTUNITY TO HIRE COUNSEL; ROLE OF KIRKPATRICK & LOCKHART llp. The Shareholder, the Merger Sub, and the Parent acknowledges that they have been advised and has been given an opportunity to hire counsel with respect to this Agreement and the transactions contemplated hereby. Lipscomb and the Parent further acknowledges that the law firm of Kirkpatrick & Lockhart LLP has solely represented the Company in connection with this Agreement and the transactions contemplated hereby and no other person.

           12.13. TIME IS OF THE ESSENCE. It is understood and agreed among the parties hereto that time is of the essence in this Agreement and this applies to all terms and conditions contained herein.

           12.14. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.


                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                    PARENT:

                                    MEDIABUS NETWORKS, INC.

                                    By:  /s/ Kenneth O. Lipscomb
                                       -----------------------------------
                                    Name:  Kenneth O. Lipscomb
                                           -------------------------------
                                    Title: CEO
                                           -------------------------------


                                    MERGER SUB:

                                    PRESIDION ACQUISITION SUB, INC.

                                    By:  /s/ Kenneth O. Lipscomb
                                       -----------------------------------
                                    Name:  Kenneth O. Lipscomb
                                           -------------------------------
                                    Title: CEO
                                           -------------------------------


                                    LIPSCOMB:

                                    /S/ KENNETH O. LIPSCOMB
                                    --------------------------------------
                                    KENNETH O. LIPSCOMB


                                    THE COMPANY:

                                    PRESIDION SOLUTION, INC.

                                    By:  /s/ James E. Baiers
                                       -----------------------------------
                                    Name:  James E. Baiers
                                    Title: Executive Vice President/General
                                           Counsel

                                   EXHIBIT "A"
                                   -----------

                                 PLAN OF MERGER
                                 --------------

      The  following  Plan of Merger is  submitted  in  compliance  with Section
607.1101 of the Florida Business Corporation Act:

1. The name of the surviving corporation is Presidion Solutions, Inc., a Florida corporation (the "SURVIVING CORPORATION").


2. The name of the merging corporation is Presidion Acquisition Sub, Inc., a Florida corporation (the "MERGING CORPORATION").


3. The terms and conditions of the merger are as follows:


      EFFECTIVE DATE OF MERGER. The merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of Florida.

      EFFECT OF MERGER. Upon the Effective Date of the merger, the Merging Corporation shall be merged with and into the Surviving Corporation such that from the Effective Date, the separate existence of the Merging Corporation shall cease. The Surviving Corporation shall continue its corporate existence under the laws of the State of Florida and the merger shall not alter its Articles of Incorporation.


4. The manner and basis of converting the shares of each corporation into shares, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property area as follows:

      In accordance with that certain Merger Agreement, dated February 11, 2003, between Mediabus Networks, Inc., the Surviving Corporation and the Merging Corporation, upon the effective date of the merger, all of the then issued and outstanding shares of capital stock of the Merging Corporation shall be converted into the same number of issued and outstanding shares of the Surviving Corporation, and all of the issued and outstanding shares of Presidion Solutions, Inc. shall be converted into 84,749,980 shares of common stock of Mediabus Networks, Inc.

PRESIDION SOLUTIONS, INC.
a Florida corporation

BY:  _______________________________
ITS:  ______________________________
DATE:  _____________________________

PRESIDION ACQUISITION SUB, INC.,
a Florida corporation

BY :  ______________________________
ITS :  _____________________________
DATE:  _____________________________

MEDIABUS NETWORK, INC.,
A FLORIDA CORPORATION

By:  _______________________________
Printed/Typed Name:  _______________
Title:  ____________________________
Date:  __________________, 2003

                                   EXHIBIT "B"
                                   -----------

                               ARTICLES OF MERGER
                               ------------------

The  following  Articles of Merger are  submitted  in  accordance  with  Section
607.1105 of the Florida Business Corporation Act:

1. The name of the Surviving Corporation is Presidion Solutions, Inc., a Florida corporation (the "SURVIVING CORPORATION").

2. The name of the Merging Corporation is Presidion Acquisition Sub, Inc., a Florida corporation (the "MERGING CORPORATION").

3. The Plan of Merger is attached as EXHIBIT A.


4. The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

5. The Plan of Merger was adopted by the Board of Directors of the Surviving Corporation on February 11, 2003. Shareholder approval was not required

6. The Plan of Merger was adopted by the Board of Directors of the Merging Corporation on February 11, 2003. Shareholder approval was not required.

PRESIDION SOLUTIONS, INC.,
A FLORIDA CORPORATION

By:  _____________________________________
Printed/Typed Name:  _____________________
Title:  __________________________________
Date:  __________________, 2003


PRESIDION ACQUISITION SUB, INC.,
A FLORIDA CORPORATION

By:  _____________________________________
Printed/Typed Name:  _____________________
Title:  __________________________________
Date:  ___________________, 2003

MEDIABUS NETWORK, INC.,
A FLORIDA CORPORATION

By:  _____________________________________
Printed/Typed Name:  _____________________
Title:  __________________________________
Date:  __________________, 2003

                                   EXHIBIT "C"
                                   -----------

                            FORM EMPLOYMENT AGREEMENT
                            -------------------------

The five (5) year employment agreements required by Section 6.2 would be entered into with the following key employees:

EMPLOYEE                         POSITION                    INITIAL BASE SALARY
--------                         --------                    -------------------

John W. Burcham II               Chairman                    $300,000

Craig A. Vanderburg              Pres./CEO                   $300,000

James E. Baiers                  EVP/GC                      $250,000

Andrew S. Alley                  EVP/CFO                     $230,000

                              FORM OF EMPLOYMENT AGREEMENT

     This Employment Agreement, (the "Agreement") by and between Surviving Corporation, a Florida corporation, its subsidiaries and affiliates (collectively the "Company") and __________ ("Employee") is hereby entered into and effective as of February ___, 2003. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Employee.

     1.   Employment and Duties.
          ----------------------

          (a) Employee shall be employed as the Company's __________________ and in such other executive capacity as the Board of Directors may decide. Employee's duties may be changed and modified by the Company's Board of Directors. Employee accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c), agrees to devote his full-time, attention and efforts to promote and further the business of the Company.

          (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

          (c) Except pursuant to the written approval of the Board of Directors, Employee shall not, during the term of his employment, be engaged in any other business activity pursued for gain, profit or pecuniary advantage. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require Employee's services in the operations or affairs of the enterprises in which such investments are made, nor violate the terms of paragraph 5.

     2. COMPENSATION, BENEFITS AND EXECUTIVE PERQUISITES. For all services rendered by Employee, the Company shall compensate Employee as follows:

          (a) Minimum Base Salary. The Minimum Base Salary payable to Employee shall be $_______ per year, payable on a regular basis in accordance with the Company's standard payroll procedure. On at least an annual basis, the Board of Directors of the Company will review Employee's performance and make any increase to such base salary if, in its discretion, any such increase is warranted.

          (b) Bonus Plan. Employee shall be eligible for any incentive bonus plan developed for the Company's key employees.

          (c) Benefits and Perquisites. Employee shall be entitled to receive benefits and perquisites from the Company in such form and to such extent as specified below:

                (i) participation for Employee and Employee's dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, with benefits provided to Employee to be at least equal to such benefits provided to similarly situated Company executives.

                (ii) paid vacation as determined by the Board of Directors for its executive officers, but not less than four (4) weeks in each calendar year (prorated for any calendar year in which employment is less than a full year). Vacation days shall be taken at such time as the parties mutually agree, acting reasonably, giving regard to the performance of the essential duties of the Employee. Employee shall also be entitled to all paid holidays given to the Company's executive officers.

                (iii) reimbursement for all costs and charges for the use of a cellular telephone of the Employee's choice.

                (iv) $1,500 per month for the use of an automobile of Employee's choice. This reimbursement shall include Employee's expense to lease or purchase the vehicle, obtain insurance, and maintain and operate the vehicle (i.e. gasoline, oil and regular maintenance).

                (v) reimbursement in an amount not to exceed $1,000 per month for the dues and fees of a club of Employee's choice. Reimbursement for food, beverage and entertainment at such club must qualify as a business expense and be submitted under Section 2(c) (vi) of this Agreement.

                (vi) reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of the services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail and submitted in a format and manner consistent with the Company's expense reporting policy.

     3. PLACE OF PERFORMANCE. The principal place of performance of Employee's duties shall be at the Company's corporate headquarters in Troy, Michigan. Employee understands and agrees that he may be required to spend substantial time at other locations where the Company has facilities, but in no event shall the Employee be required to spend more than 180 days in any calendar year performing his duties away from the Company's Michigan headquarters.

     4. TERM AND TERMINATION. The term of this Agreement shall begin on the date hereof and continue for five (5) years. (the "Term"). This Agreement and Employee's employment may be terminated in any one of the following ways:

          (a) Death. Upon the death of Employee, the Company shall pay the Minimum Base Salary in effect at the date of death, Benefits and Perquisites required by this Agreement to Employee's heirs or estate, to be paid when and as if they would have been paid but for the Employee's death, for the full remaining Term of this Agreement.

          (b) Disability. Upon the Disability of Employee, the Company shall pay the Minimum Base Salary in effect at the date of disability, Benefits and Perquisites required by this Agreement to Employee, his trustee or conservator, to be paid when and as if they would have been paid but for the Employee's Disability, for the full remaining Term of this Agreement. For purposes of this Agreement only, "Disability" shall mean that the Employee, as a result of a physical or mental illness or injury, cannot perform in the usual manner enough of the substantial and material duties to be able to successfully continue in such capacity. Employee shall submit to all reasonable requests for physical and mental examinations by physicians of Company's choosing. The Company shall have the sole discretion of determining whether Employee is disabled for purposes of this Agreement.

          (c) Change of Control. In the event of a Change of Control, Employee shall have the option to terminate this Agreement. In such case, the provisions of Section 4(e) of this Agreement shall apply as if the Company had terminated this Agreement Without Good Cause. A Change of Control shall be deemed to include [ Insert Definition]

          (d) By the Company for Good Cause. The Company may terminate this Agreement at any time for "Good Cause", which shall be limited to: (i) fraud or intentional misconduct in the performance of Employee's duties which are materially injurious to the Company, (ii) the appropriation of a business opportunity of Company (iii) the misappropriation of Company funds or property, or (Iv) the conviction, guilty plea, or plea of no contest to any felony which results in the incarceration of the Employee. In the event this Agreement is terminated by the Company for Good Cause, Company will have no further obligations to make payments or provide benefits under this Agreement.

          (e) By the Company Without Good Cause. If the Company terminates Employee without Good Cause, the Company shall pay the Minimum Base Salary in effect at the date of termination, Benefits and Perquisites required by this Agreement to Employee (or his heirs or estate upon his death), to be paid when and as if they would have been paid but for the Employee's termination, for the full remaining Term of this Agreement.

          (f) By Employee for Good Cause. Employee may, at his option, after complying with this Section 4(f), terminate this Agreement in the event of a material breach of the terms of this Agreement by the Company. Employee shall be required to give written notice to the Company setting forth with particularity the nature of the material breach. The Company shall have thirty (30) days following its receipt of Employee's written notice in which to cure its breach before Employee's termination of this Agreement shall be effective. In the event Employee's termination shall be effective under this Section 4(f), the Company shall pay the Minimum Base Salary in effect at the date of termination, Benefits and Perquisites required by this Agreement to Employee (or his heirs or estate upon his death), to be paid when and as if they would have been paid but for the Employee's termination, for the full remaining Term of this Agreement. If Employee terminates this Agreement without good cause (e.g., other than in accordance with this Section 4(f)), he shall not be entitled to receive any further compensation or benefits under the terms hereof.

     5.   Non Competition and Proprietary Information.
          -------------------------------------------

          (a)   Non  Competition.  Employee  will  not,  during  the  period  of
Employee's employment with the Company, and for a period of one (1) year immediately following the termination of Employee's employment under this Agreement, for any reason whatsoever, directly or indirectly, for Employee or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                (i) engaged, as an officer, director, shareholder, owner, partner, joint venturer, or in any other capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business offering any services or products in competition with the Company within the States of Florida or Michigan. (the "Territory");

                (ii) call upon any person within the Territory who is an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from employment with the Company;

                (iii) call upon any person or entity which is, or which has been, within one (1) year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in competition with Company; or

                (v) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of a competitor, which candidate was, to Employee's knowledge, either called upon by the Company or for which the Company made an acquisition analysis, for the purpose of acquiring such entity.

          (b) Proprietary Information. Company is engaged in a highly competitive profession and relies substantially upon maintaining the confidentiality of its Proprietary Information for the purpose of establishing and maintaining certain competitive advantages. This Proprietary Information includes, but is not limited to: names, addresses and contacts of clients and prospective clients, all information concerning Company's computer programs, software, processes, manuals instructions, methods, management, financial affairs, purchasing, sales, marketing and business plans. As a condition of employment, Employee is obligated not to disclose or to use, except in his work for Company, any Proprietary Information. This obligation exists both during and after Employee's employment and for so long as the information remains confidential.

     6. RETURN OF COMPANY PROPERTY. All records, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company, or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, as the case may be, and be subject at all times to its direction and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company held by Employee shall be delivered promptly to the Company without request upon termination of Employee's employment.

     7. COMPLETE AGREEMENT. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the subject matter of this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the parties and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waving the benefit of such term.

     8. SEVERABILITY, HEADINGS. If any portion of this Agreement is held invalid or in operative, the other portions of this Agreement shall be deemed valid and operative and, so far as is possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     9. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Michigan.



SURVIVING CORPORATION                      EMPLOYEE


------------------------------------       -------------------------------------
President

                                   SCHEDULE A
                                   ----------

                                  SHAREHOLDERS
                                  ------------

                                         Shares           %
                                         ------         -----
           Craig A. Vanderburg             450          41.9%
           John W. Burcham                 450          41.9%
           James E. Baiers                 100           9.3%
           Amfinity Capital LLC             75           7.0%
                                         -----          -----
                                         1,075           100%


In addition, Andrew Alley holds an option to acquire 2% of the common stock of the company.

                                  SCHEDULE A-1

SCHEDULE 4(c)
CAPITALIZATION

PRESIDION SOLUTIONS, INC.
-------------------------

Total number of common shares authorized                   100,000

Total number of common shares issued and outstanding         1,070

Management Options                                2% of common stock

Contingent warrants                               5% of common stock

MEDIABUS NETWORKS, INC.
-----------------------

Total number of common shares authorized               400,000,000
Preferred shares authorized                             50,000,000

Total number of shares issued and outstanding           12,107,140
Preferred shares issued and outstanding                          0

Management Options                                               0

Warrants outstanding                                             0

SCHEDULE 5(d)
USE OF PROCEEDS




Transactional Costs
      Investment Bankers                   $  213,500
      Legal                                    39,950
      Advisors                                 65,000
      Other expenses                            6,641
General Corporate Purposes                  1,695,000
                                           ----------
      Total                                $2,000,000
                                           ==========